UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2023

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, on November 10, 2022, Emerald Health Therapeutics, Inc. ("EHT"), a wholly owned subsidiary of the Skye Bioscience, Inc. (the "Company"), C3 Souvenir Holding, Inc., a corporation governed under the Canada Business Corporations Act ("Purchaser") and certain other related parties entered into a stock purchase agreement (the "Verdélite SPA") effective November 8, 2022, pursuant to which Purchaser will acquire all of the outstanding shares of Verdélite Sciences, Inc., the holder of EHT's most significant real estate asset, for an aggregate purchase price of approximately USD$9,410,000, subject to certain adjustments.
On January 26, 2023, EHT, Purchaser, and certain other related parties entered into an amendment to the Verdélite SPA (the "SPA Amendment"), pursuant to which, among other things, (i) the aggregate purchase price was reduced by approximately USD$30,000, (ii) the purchase price payment terms were adjusted such that approximately USD$369,000 of the First Installment (as defined in the Verdélite SPA) payment is now due and payable over five (5) equal monthly installments beginning on December 31, 2023 and ending on April 30, 2024 and (iii) a covenant was added requiring Purchaser to use its best efforts to obtain a refund of the bond paid to the Canada Revenue Agency in the amount of approximately USD$123,000 pursuant to the Excise Tax Act (Canada) (the "C3 Excise Bond") and to pay the amount of the C3 Excise Bond to EHT no later than five business days after receipt.
The foregoing description of the SPA Amendment does not purport to be complete and is qualified in its entirety by reference to the SPA Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As previously reported, the Company has been party to a legal proceeding with a former employee alleging, among other things, wrongful termination, violation of whistleblower protections under the Sarbanes-Oxley Act of 2002 and retaliation under California law against the Company relating to certain actions and events that occurred with the Company's former management during the employee's employment term from March 2018 to July 2019. The case, entitled Wendy Cunning vs Skye Bioscience, Inc., was filed in U.S. District Court for the Central District of California. On January 18, 2023, a jury rendered a verdict in favor of Ms. Cunning and awarded her $512,500 in economic damages (e.g., lost earnings, future earnings and interest), $840,960 in non-economic damages (e.g., emotional distress) and $3,500,000 in punitive damages. The Company strongly believes that this case was incorrectly decided as to liability, the amount of compensatory damages, and the appropriateness and amount of punitive damages. The Company intends to vigorously challenge the verdict in the trial court and appeal. The Company is assessing the impact of this verdict on its financial results and condition.
The information under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly incorporated by specific reference in that document. receipt.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Amendment No. 1 to the Share Purchase Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: January 26, 2023	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer